SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20546


                        ---------------------------------

                                    FORM 8-K

                        ---------------------------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                December 23, 2002

                             CALYPSO WIRELESS, INC.
              (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware

                 (State or Other Jurisdiction of Incorporation)


          1-8497                                         13-5671924
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(Commission File Number)                     (IRS Employer Identification No.)

 5979 N.W. 151st Street                                    33014
----------------------------------------                 ---------
(Address of Principal Executive Offices)                 (Zip Code)


                                 (305) 828-1483

              (Registrant's Telephone Number, Including Area Code)

         Kleer-Vu Industries, Inc., 601 Hanson Road, Kemah, Texas 77565
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANTS.

Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSTION OF ASSETS.

Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

R. E. Bassie & Co., Independent Public Accountants, audited our balance sheets as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years then ended. Such financial statements accompanied our Form 10-KSB for the year ended December 31, 2001, and were filed with the Securities and Exchange Commission on October 2, 2002. The report of R. E. Bassie & Co. on such financial statements, dated October 2, 2002, did not contain an adverse opinion or disclaimer of opinion; however, their report was qualified or modified as to uncertainty about the Company's ability to continue as a going concern. Our client-auditor relationship with R.
E.  Bassie  &  Co.  ceased  on  or  about  December  21,  2002.

KPMG, L.L.P., Certified Public Accountants, was appointed by the Company on December 21, 2002, pursuant to a recommendation of our Chairman of the Board and Chief Executive Officer, Mr. Carlos H. Mendoza, to audit our consolidated financial statements for our fiscal year ending December 31, 2002. During our two most recent fiscal years and the subsequent interim period preceding their appointment as independent accountants, neither the Company nor anyone on its behalf consulted KPMG, L.L.P. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's (the public entity) financial statements, nor has KPMG, L.L.P. provided to the Company a written report or oral advice regarding such principles or audit opinion. KPMG, S.A. (a Costa Rican corporation), are the current auditors for Calypso Wireless, Inc. and it's wholly owned subsidiary American Telecom Industries Atel, S.A. (both private entities prior to October 4, 2002).

During our two most recent fiscal years and any subsequent interim period preceding the date of dismissal, there were no disagreements between R. E.
Bassie & Co., and us, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

We have provided R. E. Bassie & Co., with a copy of the disclosure provided under this caption of this Report, and advised them to provide us with a letter addressed to the Securities and Exchange Commission as to whether it agrees or disagrees with the disclosures made herein. Their response is filed with this Form 8-K as Exhibit 16.1.


ITEM 5.  OTHER EVENTS AND REGULATIONS FD DISCLOSURE.

Effective December 13, 2002, the Board of Directors of Calypso Wireless, Inc. appointed Carlos H. Mendoza to the Board of Directors of the Company. In addition, the Board voted to elect Carlos H. Mendoza to the position of Chairman of the Board and Chief Executive Officer of the Company.


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The  Company's  wholly  owned  subsidiary,  Industria  de  Telecomunicaciones
Americanas ATEL, S.A., which signed a 3-year, $500 million contract with China Telecom Changzhou Telecommunication Bureau in April of 2001, for the delivery of Calypso's cellular broadband video phones, is conducting further negotiations with China Telecom to secure additional contracts in China to launch its products. These phones will incorporate Calypso's proprietary ASNAPtm technology, which operates on either the wide area network (WAN) using existing GSM/GPRS or CDMA networks or the wireless local area networks (WLAN) such as WiFi. The phones will have the ability to deliver two-way broadband video conferencing when connected to a WiFi access point. Calypso Wireless, Inc. is currently pursuing additional contracts with major global carriers as it completes its first phase of testing of its switching system. Xavier Sarria, Vice President of Sales of Calypso Wireless, Inc. stated: "We are aggressively pursuing new contracts in order to be able to launch our proprietary technology in several markets at once."

ITEM 6.  RESIGNATIONS  OF  REGISTRANT'S  DIRECTORS

Due to other obligations, Mr. John Stump, III informed Calypso Wireless, Inc. that at this time he would not be able to fulfill his obligations as Vice President of Finance and Chief Financial Officer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Not Applicable.

ITEM 8.  CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9.  REGULATION FD DISCLOSURE.

Not Applicable.

        Signed this 23rd day of December 2002.

        By:  /s/  Carlos H. Mendoza
        ---------------------------
        Carlos H. Mendoza,
        Chairman and  Chief Executive Officer
        Calypso Wireless, Inc.



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